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                                                                  EXHIBIT 23(E)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 21, 1997, except for Note 10 as to which the date is October 24, 1997, with respect to the financial statements of Bronco Hi-Lift, Inc., in the Registration Statement (Form S-1 No. 333-XXXXX) and the related Prospectus of United Rentals, Inc. for the registration of XXXXX shares of its common stock filed with the Securities and Exchange Commission on October 30, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
October 30, 1997